UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2012 (February 28, 2012)

Prospect Capital Corporation

(Exact name of registrant as specified in its charter)

MARYLAND	814-00659	43-2048643
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

10 East 40th Street, 44th Floor, New York, New York 10016

(Address of principal executive offices, including zip code)

(212) 448-0702

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Prospect Capital Corporation (“Prospect” or “we”) has closed its public offering of 12,000,000 shares of its common stock at $10.95 per share (or $10.82 per share net proceeds excluding expenses), raising $129.84 million of net proceeds excluding expenses (the “Offering”).  Pursuant to the underwriting agreement with Barclays Capital Inc., the underwriter has a 30-day option to purchase up to 1,800,000 additional shares of common stock.

We expect to use the net proceeds from the Offering initially to maintain balance sheet liquidity, involving repayment of debt under our credit facility, investments in high quality short-term debt instruments or a combination thereof, and thereafter to make long-term investments in accordance with our investment objective. We anticipate that substantially all of the net proceeds from the Offering will be used for the above purposes within six months, depending on the availability of appropriate investment opportunities consistent with our investment objective and market conditions.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

5.1     Legal Opinion of Venable LLP, Maryland counsel to the Company

23.1   Consent of Venable LLP, Maryland counsel to the Company (included as part of Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Prospect Capital Corporation

	By.	/s/ M. Grier Eliasek
Name: M. Grier Eliasek
Title: Chief Operating Officer
Date: February 28, 2012

Index to Exhibits

Exhibit Number	Description
5.1	Legal Opinion of Venable LLP, Maryland counsel to the Company

23.1	Consent of Venable LLP, Maryland counsel to the Company (included as part of Exhibit 5.1)